Trading Symbol:
ITAC: OTCBB, Frankfurt, Berlin

Investor Relations Contact
Sandra Buschau
Tel: (604) 684-4691
E-mail: sandy@ipm.bc.ca

INTACTA Technologies Hosts Online Java Data Encryption Demo

Site Highlights Enterprise Capabilities of INTACTA.CODE SDK

Atlanta, GA, April 23, 2001 INTACTA Technologies, Inc. (OTCBB:ITAC) announced today an online demo site for software developers interested in trying INTACTA.CODE™ encoding technology using Java programming. The site allows developers to log on with any browser, select and encode any file, and download the encoded file to their machine. The demo proves the ease with which developers can create Java-based encoding and decoding of data using the INTACTA.CODE software developer kit (SDK). The site also allows programmers to decode their sample files online as well.

"Beyond demonstrating the capabilities of our technology, the site gives developers an opportunity to witness INTACTA.CODE capabilities first-hand and see in real-time how quickly data is encoded and decoded using our Enterprise Java extensions to our SDK," said Noel Bambrough, Chief Operating Officer at Intacta Technologies, Inc. "Our Plus and Enterprise editions of the INTACTA.CODE SDK now include Unix and Java support, as demonstrated on the site. Developers who wish to use our superior encoding, compression and encryption technologies can now deploy applications in virtually any environment - from paper-based encoded documents to mobile devices to mainframe and back again."

INTACTA.CODE not only secures information during transmission from backend systems to mobile computing devices such as PDAs but continues to secure the information while it resides on the device. These security features solve the most vexing problems facing an enterprise considering the introduction or expanded use of mobile computing devices and applications. In addition to its security features, INTACTA.CODE has robust error correction capability allowing it to transport and store data reliably in hostile environments. The level of security that INTACTA.CODE provides is essential in a number of key industries such as Healthcare and Financial Services, and in fact, is mandated in the case of HIPPA (the Health Information Privacy and Protection Act) and GLBA (the Gramm-Leahy-Bliley Act), both of which require strict security for customer data.

Advantages of the INTACTA.CODE Data Engines
 Using the INTACTA.CODE SDK, developers have a fully documented and feature rich kit for building secure and reliable data transmission and storage into virtually any application on any platform. Key elements of the data engines include:

  256-factoral encoding - developed originally for military use
  Significant data compression for use in limited bandwidth environments
  Robust error correction guaranteeing data delivery with virtually no resends or retries
  Cross-platform data transmission
  Secure storage and retrieval - data is persistently encoded in electronic and hard copy formats

. . . / 2

Intacta Technologies Inc.
News Release, April 23, 2001

Online Demo Availability, Free Trial SDK
 Developers wishing to try out the online Java demo should go to www.intacta.com/developers/enter.htm and click on 'Member Login' then select 'New registration.'

Intacta is offering a free trial SDK for a limited time at www.intacta.com/html/inta1500.htm.

INTACTA.CODE SDKs are priced according to platform and application data size requirements. See www.intacta.com for more detailed pricing and SDK feature information.

Applications Now Incorporating INTACTA.CODE
  INTACTA.CODE Enterprise SDK is used by Intertek Testing Services (ITS), the world's largest import/export testing service, to encode and transmit customs service declaration documentation simultaneously in electronic and printed formats.
  INTACTA has developed prototype micro browsers for Palm and Pocket PC OS devices, allowing completely secure, compressed wireless transmission of data as well as data storage on these devices.
  INTACTA has developed an INTACTA.CODE transcoder for IBM's WebSphere Pervasive Computing platform, enabling an estimated 10 thousand developers to create applications that will - safely and securely - transmit strongly encrypted and highly resilient data to handheld, wireless devices such as Palm Pilots and WAP Phones.
  INTACTA.CODE is used to create digital files from paper based product registrations, streamlining the electronic registration of products for companies such as Hewlett-Packard.

About INTACTA™ Technologies Inc.
 INTACTA (OTCBB:ITAC) is a U.S. based software company headquartered in Atlanta, Georgia. The Company develops and markets unified compression, security and error correction software components designed to bridge or extend enterprise communications and management information systems across digital and non-digital media. INTACTA licenses INTACTA.CODE as a SDK for seamless and transparent integration within any application or device. More information about INTACTA.CODE SDKs may be found at www.intacta.com.

Forward-looking statements
 This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.
Media Contact:	Company Contacts:
Steve Bosak	Noel Bambrough
SRB Communications	Intacta Technologies Inc.
630-406-6130	404-880-9919
steve@srbcomm.com	nbambrough@intacta.com

All product names mentioned are trademarks or registered trademarks of their respective holders and are used for identification purpose only.

###